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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 11, 2002


                         COMMISSION FILE NUMBER: 1-13011


                            COMFORT SYSTEMS USA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                   DELAWARE                                    76-0484996
(State or other jurisdiction of incorporation)     (I.R.S. Employer Identification No.)
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                             777 POST OAK BOULEVARD
                                    SUITE 500
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 830-9600


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ITEM  5. Other Events.

         On February 11, 2002, Comfort Systems USA, Inc., a Delaware corporation ("Comfort Systems") entered into a Purchase Agreement (the "Purchase Agreement") with EMCOR-CSI Holding Co. ("EMCOR Holding"), a Delaware corporation and wholly-owned subsidiary of EMCOR Group, Inc. ("EMCOR"), pursuant to which Comfort Systems will sell to EMCOR Holding all of the outstanding capital stock of and ownership interests in 19 of Comfort Systems' subsidiary operations. Under the terms of the Purchase Agreement, Comfort Systems will receive approximately $164.25 million in cash and EMCOR Holding will assume approximately $22 million of Comfort Systems notes payable to former owners of certain of the acquired companies. The transaction is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and to other customary closing conditions.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

         2.1 Purchase Agreement, dated as of February 11, 2002, by and among Comfort Systems USA, Inc. and EMCOR-CSI Holding Co.

         99.1     Press Release dated February 12, 2002.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COMFORT SYSTEMS USA, INC.


                                   By:        /s/ WILLIAM GEORGE
                                      -----------------------------------------
                                       William George, Senior Vice President

Date:   February 14, 2002



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                                  EXHIBIT INDEX

2.1 Purchase Agreement, dated as of February 11, 2002, by and among Comfort Systems USA, Inc. and EMCOR-CSI Holding Co.

99.1     Press Release dated February 12, 2002.



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